EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.01, of 5E Advanced Materials, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities below that is named as a reporting person in such filing, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:    August 26, 2022

BLUESCAPE ENERGY PARTNERS IV GP LLC

By: Bluescape Resources GP Holdings LLC
Its: Managing Member

By:	/s/ Jonathan Siegler
Name: Jonathan Siegler
Title: Managing Director and Chief Financial Officer

BEP SPECIAL SITUATIONS IV LLC

By:	/s/ Jonathan Siegler
Name: Jonathan Siegler
Title: Managing Director and Chief Financial Officer